EXHIBIT 23.1

                        Consent of KMPG Peat Marwick LLP

The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33- ) of Wells Fargo & Company of our report dated January 16, 1996 except as to Note 15, which is as of February 27, 1996, incorporated by reference in the Annual Report on Form 10K of Wells Fargo & Company for the year ended December 31, 1995.



                                                           KPMG Peat Marwick LLP

San Francisco, CA
April 24, 1996